UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2014
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue, Dallas, Texas 75219
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 3, 2015, James R. (Rick) Perry was appointed as a director of Energy Transfer Partners, L.L.C., the general partner of Energy Transfer Partners GP, L.P., which is the general partner of Energy Transfer Partners, L.P. (the “Partnership”). Mr. Perry served as the Governor of Texas from 2000 until 2015.
There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which Mr. Perry was appointed as a director of Energy Transfer Partners, L.L.C. Mr. Perry is not currently expected to be named to any committees of the board of directors of Energy Transfer Partners, L.L.C. At this time, the Partnership is not aware of any transactions, since the beginning of the Partnership’s last fiscal year, or any currently proposed transactions, in which the Partnership was or is to be a participant involving amounts exceeding $120,000, and in which Mr. Perry had or will have a direct or indirect material interest. Consistent with other non-employee members of the Board of Directors, Mr. Perry will be eligible to receive cash compensation for his service on the Board of Directors and equity compensation under the Second Amended and Restated 2008 Long-Term Incentive Plan, as described in the Definitive Proxy Statement on Schedule 14A filed by the Partnership with the SEC on October 24, 2014.
The Partnership also announced that Paul E. Glaske, who had served on the Board of Directors of Energy Transfer Partners, L.L.C. since 2004, passed away on January 30, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By:    Energy Transfer Partners GP, L.P., its general partner
By:     Energy Transfer Partners, L.L.C., its general partner

By: _ /s/ Thomas P. Mason__
Thomas P. Mason
Senior Vice President, General Counsel and Secretary
Dated: February 5, 2015